Exhibit 10.24

Hancock Holding Company

One Hancock Plaza

Post Office Box 4019

Gulfport, Mississippi 39502

1-855-404-5465

Re: Award of Restricted Common Stock (“Award”)

The Board of Directors of Hancock Holding Company (the “Company”) is pleased to inform you of your grant of Restricted Common Stock of the Company, upon the terms and subject to the conditions of this Award Agreement.

1. Award. This Award grants you the number of shares of Restricted Common Stock of the Company set forth above (the “Restricted Shares”). The specifics of the grant, including the grant date, vesting schedule (the “Vesting Period”) and other terms and conditions, as applicable, are also set forth in this notification of your grant and are incorporated herein by this reference and constitute a part of this Award Agreement. Upon your acceptance of this grant, you will become entitled to receive dividends on the Restricted Shares from and after the grant date and to vote the Restricted Shares.

2. Plan/Committee. This Award of Restricted Shares is made pursuant to the Hancock Holding Company 2014 Long Term Incentive Plan (the “Plan”). The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”) which has authority to make certain determinations as to the terms of and to interpret the provisions of awards granted under the Plan. Any interpretation of this Award by the Committee and any decision made by it with respect to this Award are final and binding on all persons.

In addition to this Award Agreement, the Award granted to you hereunder is subject to the terms and conditions set forth in the Plan; and in the event of any conflict between the provisions of this Award Agreement and the Plan, the Plan shall control. Your Award is also subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan has the same meaning when used in this Award Agreement.

3. Escrow/Custodian. The Restricted Shares will be issued in your name, but will be held in escrow until they become vested or are forfeited and during Post Vest Holding Period (as defined in Section 8). The Committee has designated the Corporate Trust Department of Whitney Bank (the “Custodian”) to serve as custodian of the escrowed Restricted Shares under the Plan. By your acceptance of this Award Agreement, you hereby appoint the Custodian as your attorney-in-fact with full power and authority to transfer, assign and convey to the Company any Restricted Shares held by the Custodian that are forfeited under the terms of this Award or reclaimed pursuant to the Company’s clawback policy. Upon vesting, the “net” Restricted Shares shall continue to be held in escrow during the Post Vest Holding Period, until such shares become distributable as provided in Section 8 below. For this purpose, “net” Restricted Shares shall mean the number of shares of Restricted Stock in which you have become vested, reduced by the number of such shares, if any, withheld by the Company to cover the withholding taxes as set forth in Section 4.

4. Tax Withholding. Upon the vesting of the Restricted Shares pursuant to this Award, you (or your estate or beneficiary in the event of your death) must remit to the Company an amount equal to the Company’s federal, state and local tax withholding obligation applicable thereto or, alternatively, instruct the Committee to withhold a portion of such shares to cover the Company’s withholding obligation. In the event no such remittance or instruction is received prior to the date the shares vest (or such earlier date as may be set by the Committee), the Company shall automatically withhold a portion of the shares with a fair market value equal to the Company’s withholding obligation.

5. Restrictions on Transfer. During the Vesting Period and the Post Vest Holding Period (as defined in Section 8), you may not encumber or sell the Restricted Shares and you may not transfer the Restricted Shares except by will, the laws of descent and distribution or pursuant to a domestic relations order. Notwithstanding the preceding, however, you may transfer your right to the Restricted Shares to a member of your immediate family or to a trust or similar vehicle for the benefit or your immediate family members subject to the same terms and conditions applicable to you. You must notify the Company of any transfer of your right to the Restricted Shares.

6. Vesting/Forfeiture. The Restricted Shares will vest in accordance with the vesting schedule set forth in this notification. You must remain employed with the Company or one of its subsidiaries through each of the dates in the vesting schedule (or to the end of the Vesting Period if your Award is subject to a single vesting date) in order to vest in the number of shares scheduled to vest on that date. Except as otherwise provided in this Section with respect to your death or Disability or in connection with a Change in Control as provided in Section 7, if you terminate employment with the Company and its subsidiaries, whether voluntarily or involuntarily, at any time prior to the end of the Vesting Period, your unvested Restricted Shares will be forfeited and such unvested Restricted Shares will be delivered by the Custodian to, and become the sole property of, the Company. Notwithstanding the preceding provisions, however, in the event your service with the Company and all of its subsidiaries is involuntary terminated without Cause in connection with a reduction in force (RIF) of the Company and/or a subsidiary, upon such termination, the remaining unvested Restricted Shares shall become vested in a percentage equal to the number of your full months of service with the Company and/or its subsidiaries since the last vesting date (or since the grant date if your Award is subject to a single vesting date) divided by the number of full months of service you would have completed since that date if you had remained employed through the end of the applicable Vesting Period.

The vesting schedule applicable to your Restricted Shares shall be accelerated and your Restricted Shares will immediately become one hundred percent (100%) vested in the event of your death or your Disability provided the following conditions are met at the time of your death or Disability:

(a) You are an active employee of the Company or one of its subsidiaries;

(b) You are in good standing with the Company (i.e., meeting expectations performance rating as established by the Company); and

(c) You have at least ten years of service with the Company or its subsidiaries. For this purpose, years of service with any entity (the “Acquired Entity”) acquired by the Company or its subsidiaries in a merger, stock exchange or similar transaction shall be counted as years of service with the Company, provided you were employed by the Acquired Entity on the effective date of the merger with or other acquisition by the Company and/or its subsidiary. The number of years of service with the Acquired Entity to be taken into account for this purpose shall be the maximum years credited for seniority time in accordance with the policies and procedures of the Acquired Entity prior to such merger or acquisition.

For purposes of this Agreement, Disability shall have the same meaning as provided in the long-term disability plan or policy maintained (or most recently maintained) for your benefit by the Company or any subsidiary of the Company. If no such plan or policy has ever been maintained on your behalf, Disability shall be the condition as described in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

7. Change in Control. In addition to the acceleration of vesting as provided in Section 6, if within the two-year period commencing on the closing date of a Change in Control (as defined in the Plan and Prospectus) your employment with the Company and its subsidiaries is involuntarily terminated for any reason other than “Cause” or if you terminate your employment for “Good Reason”, all restrictions on ownership are lifted and the Restricted Shares will become one hundred percent (100%) vested. For purposes of this provision, the following definitions shall apply:

(a) “Cause” shall mean (1) your commitment of an intentional act of fraud, embezzlement, or theft in the course of your employment or other engagement in any intentional misconduct or gross negligence which is materially injurious to Company’s business, financial condition or business reputation; (2) your commitment of intentional damage to the property of Company or your intentional wrongful disclosure of confidential information which is materially injurious to Company’s business, financial condition or business reputation; (3) your intentional refusal to perform the material duties of your position, without cure, or the beginning of cure, within five (5) days of written notice from Company; (4) your commitment of a material breach of your employment agreement with the Company (if any); (5) your failure to show up at Company’s offices on a daily basis, subject to permitted vacations and absences for illness, without cure, or the beginning of cure, within five (5) days of written notice from Company; or (6) your entry of a guilty plea or a plea of no contest with regard to any felony. Any reference to Company in the preceding sentence includes each of its subsidiaries.

(b) “Good Reason” shall mean a reduction of more than 10% in your base salary, a transfer to a position with a pay grade more than two pay grades below your current position or a transfer to a jobsite more than 35 miles from your current jobsite.

(c) In the event a Change in Control Employment Agreement between you and the Company is in effect at the time of the Change in Control, “Cause” and “Good Reason” shall have the same respective meanings as provided in such Change in Control Employment Agreement in lieu of the definitions contained herein.

Notwithstanding the preceding, in the event the surviving entity in a Change in Control does not assume the Company’s obligations under the Plan and this Agreement or convert your rights hereunder into equivalent rights to equity in the surviving entity in connection with such Change in Control, the Board of Directors of the Company may, in its discretion, lift all ownership restrictions and provide for all Restricted Shares to become one hundred percent (100%) vested immediately upon such Change in Control whether or not your employment with the Company and its subsidiaries is terminated. In either event, you will have the option of either receiving shares of Common Stock of the Company or a lump-sum cash payment equal to the fair market value thereof.

8. Post Vest Holding Period/Distribution.

(a) Except as otherwise provided in this Section, the “net” Restricted Shares in which you become vested in accordance with the provisions of this Award Agreement shall continue to be held in escrow by the custodian as provided in Section 3 and subject to the transfer restrictions as provided in Section 5 until the second anniversary of the vesting date of such shares (the “Post Vest Holding Period”).

(b) The Post Vest Holding Period shall not apply, or shall terminate, as applicable, under the following circumstances:

(i) If the Restricted Shares vest in accordance with Section 6 due to your death or Disability.

(ii) Upon your death or Disability during the Post Vest Holding Period.

(iii) Upon a Change in Control which occurs during the Post Vest Holding Period.

(iv) If the Restricted Shares vests in connection with your termination of employment with the Company and its subsidiaries following a Change in Control as provided in Section 7.

The “net” Restricted Shares will be released from escrow and delivered/issued to you within thirty (30) days of the earlier of (i) the second anniversary of the vesting date of such shares or (ii) the occurrence of an event under (b) above. The “net” Restricted Shares will be issued in your name in a Direct Registration System (DRS) book entry. However, you may request that all “net” Restricted Shares be issued in a certificate and forwarded to you in lieu of a DRS book entry.

9. Clawback. The Restricted Shares awarded hereunder are subject to the Company’s Clawback Policy and, as a result, all or any portion thereof, may be forfeited by you, if unvested, or recovered (whether or not still held in escrow), together with any gain that you may have realized thereon, by the Company if, in the opinion of the independent directors of the Company, (1) the financial statements of the Company are restated, in whole or in part, due to the intentional fraud or misconduct of the Company’s executive officers, and (2) you were engaged in such misconduct.

10. Grantee’s Covenants. This grant is conditioned upon your agreement to the covenants set forth in this Section 10 and your acceptance of this grant indicates your acknowledgement and acceptance of, and agreement to be bound by, such covenants.

(a) Non-Solicitation of Customers. You covenant and agree that during the term of your employment by the Company or any of its subsidiaries and for a period of twelve (12) months thereafter (the “Covenant Period”) within the counties and/or parishes in which the Company or a subsidiary thereof engages in business and has customers, which includes those in which there is a branch or office and any contiguous county or parish, which counties and parishes are specifically identified in Exhibit I hereto, (the “Covenant Territory”), you will not divert or attempt to divert business from the Company or any of its subsidiaries by influencing or attempting to influence, soliciting or attempting to solicit, accepting business from, engaging in business with, or otherwise communicating about potential or actual business with any customers of the Company or any of its subsidiaries or any particular customer with whom the Company or any subsidiary thereof had business contacts at any time during the one-year period immediately preceding your termination of employment or with whom you may have dealt at any time during your employment by the Company or a subsidiary thereof.

(b) Non-Solicitation of Employees. You further covenant and agree that during the Covenant Period, you will not recruit, solicit, hire, attempt to hire or assist any other person to hire any employee of the Company or any subsidiary thereof or any person who was an employee of the Company or any subsidiary thereof during the one-year period immediately preceding your termination of employment.

(c) Confidentiality. During your employment with the Company or any of its subsidiaries, you will have access to Confidential Information of the Company and its subsidiaries. For this purpose, “Confidential Information” shall include, without limitation, the identity of customers, personal customer data, strategic plans, sales data and sales strategy, methods, products, procedures, processes, techniques, financial information, vendor and supplier lists, pricing policies, and other confidential, business, competitive, and proprietary information concerning or related to the Company and/or its subsidiaries and their respective businesses, operations, financial conditions, results of operations, competitive positions and prospects (collectively “Confidential Information”). By your acceptance of this grant, you acknowledge your understanding that (i) such Confidential Information and the ability of the Company and its subsidiaries to reserve such Confidential Information for their respective and exclusive knowledge and use is of great competitive importance and commercial value to the Company and its subsidiaries; (ii) the Company has taken and will continue to take actions to protect the Confidential Information; and (iii) the provisions of this Section are reasonable and necessary to prevent the improper use or disclosure of such Confidential Information. Accordingly, you agree that during the term of your employment with the Company or any of its subsidiaries and, following the termination of such employment, until such time as the Confidential Information becomes generally available to the public through no fault of your own or other person under a duty of confidentiality to the Company thereof, you will not, except as required by law or legal process, in any capacity, use or disclose, or cause to be used or disclosed, any Confidential Information you acquired while employed by the Company or any of its subsidiaries. Nothing in this Award Agreement, however, shall be construed to limit or negate the law of torts or trade secrets where it provides the Company with broader protection than that provided herein.

(d) Remedies. In the event of any breach by you of any of the covenants under this Section 10, any Restricted Shares which have not become vested shall be immediately forfeited to the Company. In addition, the Company shall be entitled to injunctive and other equitable relief (without the necessity of showing actual monetary damages or of posting any bond or other security): (i) restraining and enjoining any act which would constitute a breach, or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach, as well as any other remedies available to the Company, including monetary damages. You agree to provide, upon the Company’s request, reasonable assurances and evidence of compliance with the restrictive covenants set forth herein. If any court of competent jurisdiction shall deem any provision of the covenants too restrictive, the other provisions shall stand, and the court shall modify the unduly restrictive provision to the point of greatest restriction permissible by law. The restrictive covenants set forth in this Section shall survive the termination of this Award Agreement, the forfeiture of any Restricted Shares, and the termination of your employment with the Company and all of its subsidiaries for any reason.

11. Miscellaneous Provisions. Before accepting this Award, you should review the Plan and the Prospectus for the Plan, copies of which may be accessed through the link provided in this notification. You should pay particular attention to the Plan since it sets forth other provisions which cover your Award of Restricted Shares. Also, you should note that the acceptance of your Award means that you have agreed to take any reasonable action required to meet the requirements imposed by federal and state securities and other laws, rules or regulations and by any regulatory agencies having jurisdiction and you have agreed to allow the Company to withhold from any payments made to you, or to collect as a condition of payment, any taxes required by law to be withheld because of this Award. The Prospectus contains an explanation of certain federal income tax consequences and is current as of the date of the Prospectus. However, since tax laws often change, you should consult your tax advisor for current information at any given time.

This Award Agreement is required by the Plan. This Award Agreement is binding upon, and inures to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. Your rights hereunder are personal to you and may not be assigned to any other person or persons. This Award Agreement is binding on you and your beneficiaries, heirs and personal representatives.

Your electronic acceptance of this Award of Restricted Shares indicates your express agreement to be bound by the covenants, including the non-solicitation provisions in Section 10 of this Award Agreement, acceptance of this Award Agreement and the terms and provisions of this grant.

Again, we congratulate you on your Award. Thank you for your service to Hancock Holding Company.

EXHIBIT I

COVENANT TERRITORY FOR

NON-SOLICITATION COVENANTS

•	Acadia Parish, Louisiana

•	Allen Parish, Louisiana

•	Ascension Parish, Louisiana

•	Assumption Parish, Louisiana

•	Avoyelles Parish, Louisiana

•	Bay Parish, Louisiana

•	Beauregard Parish, Louisiana

•	Bienville Parish, Louisiana

•	Bossier Parish, Louisiana

•	Caddo Parish, Louisiana

•	Calcasieu Parish, Louisiana

•	Caldwell Parish, Louisiana

•	Cameron Parish, Louisiana

•	Catahoula Parish, Louisiana

•	Claiborne Parish, Louisiana

•	Concordia Parish, Louisiana

•	De Soto Parish, Louisiana

•	East Baton Rouge Parish, Louisiana

•	East Carroll Parish, Louisiana

•	East Feliciana Parish, Louisiana

•	Evangeline Parish, Louisiana

•	Franklin Parish, Louisiana

•	Grant Parish, Louisiana

•	Iberia Parish, Louisiana

•	Iberville Parish, Louisiana

•	Jackson Parish, Louisiana

•	Jefferson Davis Parish, Louisiana

•	Jefferson Parish, Louisiana

•	Lafayette Parish, Louisiana

•	Lafourche Parish, Louisiana

•	La Salle Parish, Louisiana

•	Lincoln Parish, Louisiana

•	Livingston Parish, Louisiana

•	Madison Parish, Louisiana

•	Morehouse Parish, Louisiana

•	Natchitoches Parish, Louisiana

•	Orleans Parish, Louisiana

•	Ouachita Parish, Louisiana

•	Plaquemines Parish, Louisiana

•	Pointe Coupee Parish, Louisiana

•	Rapides Parish, Louisiana

•	Red River Parish, Louisiana

•	Richland Parish, Louisiana

•	Sabine Parish, Louisiana

•	St. Bernard Parish, Louisiana

•	St. Charles Parish, Louisiana

•	St. Helena Parish, Louisiana

•	St. James Parish, Louisiana

•	St. John The Baptist Parish, Louisiana

•	St. Landry Parish, Louisiana

•	St. Martin Parish, Louisiana

•	St. Mary Parish, Louisiana

•	St. Tammany Parish, Louisiana

•	Tangipahoa Parish, Louisiana

•	Tensas Parish, Louisiana

•	Terrebonne Parish, Louisiana

•	Union Parish, Louisiana

•	Vermilion Parish, Louisiana

•	Vernon Parish, Louisiana

•	Ville Platte Parish, Louisiana

•	Washington Parish, Louisiana

•	Walthall Parish, Louisiana

•	Webster Parish, Louisiana

•	West Baton Rouge Parish, Louisiana

•	West Carroll Parish, Louisiana

•	West Feliciana Parish, Louisiana

•	Winn Parish, Louisiana

•	Forrest County, Mississippi

•	George County, Mississippi

•	Hancock County, Mississippi

•	Harrison County, Mississippi

•	Hinds County, Mississippi

•	Jackson County, Mississippi

•	Jefferson Davis County, Mississippi

•	Lamar County, Mississippi

•	Lauderdale County, Mississippi

•	Lawrence County, Mississippi

•	Lee County, Mississippi

•	Madison County, Mississippi

•	Pearl River County, Mississippi

•	Rankin County, Mississippi

•	Stone County, Mississippi

•	Autauga County, Alabama

•	Baldwin County, Alabama

•	Butler County, Alabama

•	Crenshaw County, Alabama

•	Elmore County, Alabama

•	Houston County, Alabama

•	Jefferson County, Alabama

•	Maron County, Alabama

•	Mobile County, Alabama

•	Montgomery County, Alabama

•	Pike County, Alabama

•	Shelby County, Alabama

•	Bay County, Florida

•	Duval County, Florida

•	Escambia County, Florida

•	Flagler County, Florida

•	Hillsborough County, Florida

•	Jackson County, Florida

•	Jefferson County, Florida

•	Leon County, Florida

•	Manatee County, Florida

•	Okaloosa County, Florida

•	Pasco County, Florida

•	Pinellas County, Florida

•	Polk County, Florida

•	Santa Rosa County, Florida

•	Sarasota County, Florida

•	Volusia County, Florida

•	Walton County, Florida

•	Williamson County, Tennessee

•	Brazos County, Texas

•	Dallas County, Texas

•	Fort Bend, Texas

•	Harris County, Texas

•	Montgomery County, Texas